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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 19, 1999


                            SOUTHWEST GAS CORPORATION
             (Exact name of registrant as specified in its charter)


               California                      1-7850            88-0085720
     (State or other jurisdiction of         (Commission      (I.R.S. Employer
     incorporation or organization)          File Number)    Identification No.)

       5241 Spring Mountain Road
         Post Office Box 98510
           Las Vegas, Nevada                                     89193-8510
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (702) 876-7237





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Item 5.  Other Events

On July 19, 1999, Southern Union Company filed a complaint in the United States District Court of Arizona (Civ '99 1294 PHX ROS) alleging that Southwest Gas Corporation (the Company), Michael O. Maffie, President and Chief Executive Officer of the Company, Thomas Hartley, Chairman of the Board of the Company, and Thomas Sheets, Vice President/General Counsel of the Company, ONEOK, Inc., Gene Dubay, President and Chief Operating Officer of Kansas Gas Service, a division of ONEOK, John Gaberino, Senior Vice President and General Counsel of ONEOK, James Irvin, a Commissioner of the Arizona Corporation Commission, and Jack Rose, a resident of the State of Arizona, have conspired to block the Company's shareholders from voting upon Southern Union's offer to acquire the Company and to ensure that the Company's Board of Directors would approve and recommend to shareholders the ONEOK offer in violation of state and federal criminal laws. The Complaint further alleges that the defendants, other than the Company, intentionally interfered with business relationships between the Company and Southern Union, and tortiously interfered with contractual relationships of the Company and Southern Union. The Complaint repeats allegations previously made by Southern Union in its complaint in intervention filed against the Company in the shareholder class action in California. In addition, Southern Union alleges that the Company's proxy statement dated
June 30, 1999 and the Company's press releases concerning Southern Union's ability to obtain regulatory approvals for its proposed merger with the Company are false and misleading.

Southern Union seeks damages in an amount not less than $750,000,000 to be trebled for the alleged violations of state and federal criminal law, compensatory damages in an amount not less than $750,000,000, plus interest, rescission of the confidentiality and standstill agreement between the Company and Southern Union and punitive damages.

On July 19, 1999, Southern Union also filed a motion to vacate the preliminary injunction issued by the Northern District of Oklahoma in May 1999 on the basis of the same allegations contained in the Arizona Complaint. Southern Union's motion was denied on July 23, 1999 on the grounds that the court lacked jurisdiction to consider Southern Union's motion.

On July 22, 1999, Southern Union filed a motion to amend its answer in the Nevada federal action and assert counterclaims against the Company. The counterclaims mirror the counterclaims filed by Southern Union in the California action and the contractual claims asserted by Southern Union in the Arizona action.

On July 22, 1999, ONEOK requested that hearings on the recommendation of the staff of the Arizona Corporation Commission and the Arizona Residential Utility Consumer Office on the terms and conditions governing the approval of the merger of the Company and ONEOK be postponed to September 1st in order to give ONEOK an opportunity to respond to Southern Union's allegations. The Arizona Corporation Commission granted this request. A public hearing on the joint recommendation of the staff of the California Public Utilities Commission and the California Office of Ratepayer Advocates that the merger between the Company and ONEOK be approved is scheduled for August 2, 1999.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            SOUTHWEST GAS CORPORATION




Date: July 30, 1999                                 /s/ EDWARD A. JANOV
                                            ------------------------------------
                                                      Edward A. Janov
                                               Vice President/Controller and
                                                  Chief Accounting Officer